Exhibit 10(c)

                            RATIFICATION OF AGREEMENT


                     THIS RATIFICATION OF AGREEMENT ("Ratification") is made and entered into as of August 1, 2001 by and between BELZ INVESTCO GP., a Tennessee general partnership ("Belz"), UNION REALTY COMPANY, GP., a Tennessee general partnership ("Union") and THACKERAY CORPORATION, a Delaware corporation ("Thackeray").

                               W I T N E S S E T H

                     WHEREAS, BEF, INC., a Tennessee corporation ("BEFI"), BT PARTNERSHIP, a Tennessee general partnership ("BT"), and EST, LTD., a Florida limited partnership ("EST"), are all affiliated with Belz and Union, and are all entities in which Belz and Union possess ownership interests;

                     WHEREAS, BRENNAND-PAIGE INDUSTRIES, INC., a Delaware corporation ("Brennand") is a wholly-owned subsidiary of Thackeray;

                     WHEREAS, BEFI, BT, EST and Brennand entered into that certain Agreement of Limited Partnership ("Original Partnership Agreement") dated May 20, 1996 for BT Orlando Limited Partnership (the "Partnership"), which was formed to develop approximately 140 acres of commercially zoned real estate in Orlando, Florida, as a retail/entertainment/shopping center complex;

                     WHEREAS, Belz Investco L.P. (the predecessor entity to
Belz) and Thackeray (pursuant to agreement entered into as of May 20, 1996) ("1996 Agreement") guaranteed certain obligations of their respective affiliates under the Original Partnership Agreement;

                     WHEREAS, Union Realty Company, Ltd. (the predecessor entity to Union), in connection with the Fifth Amendment to the Original Partnership Agreement, executed that certain document entitled "Ratification of Agreement" dated August 11, 1999 ("1999 Ratification") pursuant to which each of Belz Investco, L.P., Thackeray and Union Realty Company, Ltd. guaranteed the obligations of their respective affiliates under the Original Partnership Agreement as amended;

                     WHEREAS, the Original Partnership Agreement has, since its original date, been amended five times and, as of even date herewith, is being amended and restated in its entirety pursuant to that certain Amended and Restated Agreement of Limited Partnership ("Amended and Restated Agreement") of the Partnership dated as of the date hereof;

                     WHEREAS, Belz Investco L.P. and Union Realty Company, Ltd. were converted from limited partnerships to general partnerships in late 1999;

                     WHEREAS, in connection with the execution of the Amended and Restated Partnership Agreement the parties hereto desire to reaffirm their obligations under the 1996 Agreement and the 1999 Ratification;


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                     NOW, THEREFORE, in consideration of the mutual covenants
and understandings between the parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, Belz, Union and Thackeray hereby agree as follows:

           1. Ratification. Belz, Union and Thackeray hereby ratify and re-confirm their obligations (and those of their predecessor entities) under the 1996 Agreement and the 1999 Ratification, as though such 1996 Agreement and 1999 Ratification were re-executed by the parties hereto as of the date hereof.

           In particular, Belz and Union (as to their affiliates, BEFI, BT and EST) and Thackeray (as to its affiliate, Brennand) hereby agree that if their respective affiliates at any time default under any of their obligations set forth in Sections 4.2, 4.3(a), 14.1 and 16.1(f) of the Amended and Restated Partnership Agreement, that each party hereto will guaranty and perform the obligations of its respective affiliate under the Amended and Restated Partnership Agreement.

           With respect to the guaranty of Belz, Union and Thackeray referenced above, such guaranty of the obligations of their respective affiliates shall be construed as though Belz, Union and Thackeray were direct partners of the Partnership under the Amended and Restated Partnership Agreement, owning the partnership interests of their respective affiliates. This guaranty shall be a continuing guaranty, and the liability hereunder shall in no way be affected or diminished by reason of any extension of time that may be granted by any party to the Amended and Restated Partnership Agreement.

           2. Third Party Creditors. In connection with the closing of the 2001 Financing (as defined in the Amended and Restated Partnership Agreement), it is anticipated that the mezzanine lender will receive a pledge of all of the partnership interests in the Partnership, and a pledge of all of the shares of stock outstanding in each of the General Partners of the Partnership. The provisions of Article IV of the Amended and Restated Partnership Agreement (and the provisions of this Ratification) are intended solely for the benefit of the parties hereto and the parties to the Amended and Restated Partnership Agreement, and are not intended for the benefit of any other party (including, but not limited to, the mezzanine lender under the 2001 Financing). In the event the mezzanine lender forecloses on the General Partner interests or on the shares of stock outstanding in the General Partners, or in the event that (for any other reason) the General Partners of the Partnership are other than those stated in the Amended and Restated Partnership Agreement or the shareholders of each of the General Partners are other than those in existence as of the date hereof, then in any such event the provisions of Article IV of the Amended and Restated Partnership Agreement pertaining to the ability of the General Partners to call for and require capital contributions from the Partners of the Partnership are null and void and of no further force or effect.


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           3. Counterparts. This Ratification may be executed in several counterparts, and as so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart. This Ratification may be executed by facsimile signature, provided that an executed original counterpart shall be provided to all other parties as soon as reasonably possible after delivery of such facsimile execution.














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           IN WITNESS WHEREOF, the undersigned have executed this Ratification of Agreement as of the date first above written.



                        THACKERAY CORPORATION, a Delaware corporation

                        By:
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                        BELZ INVESTCO L.P., a Tennessee limited partnership

                        By: URCO, INC., its general partner

                        By:
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                        UNION REALTY COMPANY, LTD.,
                        a Tennessee limited partnership

                        By:  Belz Investco, L.P., its general partner

                        By: URCO, INC., general partner of Belz Investco, L.P.

                        By:
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